Exhibit 99.2

FORM OF SIDE LETTER

GrowGeneration Corp.

1000 West Mississippi Avenue

Denver, Colorado 80223

May [   ], 2018

Gotham Green Fund 1, L.P.

489 5th Avenue, Unit 29A

New York, New York 10017

Re: Board Seat

Ladies and Gentlemen:

Reference is hereby made to that certain Securities Purchase Agreement (the “Agreement”), entered into as of May 8, 2018, by and between GrowGeneration Corp. (the “Company”) and Gotham Green Fund 1, L.P. (“Gotham Green”, and together with the Company, the “Parties”). Capitalized terms used and not defined in this letter agreement shall have the meanings ascribed to them in the Agreement.

The Parties acknowledge that in connection with the Agreement and for so long as Gotham Green (together with its affiliated funds) continues to hold a number of shares of common stock of the Company (the “Common Stock”) that represents at least 50% of the shares of Common Stock purchased by Gotham Green on the date hereof, the Company agrees to (x) nominate a designee of Gotham Green for election as a director of the Company and (y) use its best efforts to cause the election of such designee to the Board of Directors of the Company at each shareholder meeting held for the purpose of electing directors (or if earlier, at such time as a vacancy exists on the Company’s Board of Directors.

This letter agreement is limited by its terms and does not and shall not serve to amend or waive any provision of the Agreement except as expressly provided for herein. Except to the extent expressly modified by this letter agreement, all of the provisions of the Agreement shall remain in full force and effect, without modification or amendment and are ratified in all respects. This letter agreement may be executed in multiple counterparts (which may be by facsimile or other electronic signature), each of which shall be deemed an original and all of which together shall be considered one and the same instrument.

If you agree with the foregoing terms, please sign in the spaces provided below and return a signed copy of this letter to the undersigned.

Very truly yours,

GROWGENERATION CORP.

By:
Name:	Darren Lampert
Title:	Chief Executive Officer

Gotham Green Fund 1, L.P.

By:
Name:	Gotham Green GP1, LLC
Title:	Jason Adler Managing Member